SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 24, 2015

One Horizon Group, Inc.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Fischer LLP
1450 Broadway, 26th Floor
New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2015, One Horizon Group, Inc. (the “Company”, “we” or “us”) entered into a Dribble Out Agreement (the “Agreement”) with Mr. Mark White. Mr. White was the Chief Executive Officer of the Company from November 2012 to July 2014 and he currently owns 5,415,011 shares (the “Shares”) of common stock of the Company, representing approximately 16.44% of our issued and outstanding shares on the date of the Agreement.

Pursuant to the Agreement, Mr. White agrees that for a period commencing from July 24, 2015 to July 31, 2017 (the “Dribble Out Period”), he will not dispose any of the Shares through an open market transaction if (a) such transaction will be executed during the first 30 minutes or last 30 minutes of any trading day; or (b) such transaction will result in a sale of Shares equal to or greater than 10% of total daily volume of the Company’s common stock for that trading day, provided, however, that if the daily volume, when compared to the previous trading day’s volume, increases by 35% or more, such transaction will result in a sale of Shares greater than 15% of total daily volume of the Company’s common stock for that trading day; or (c) the price of such transaction will be more than 3% above or below the prevailing market price. Notwithstanding the foregoing, the Company may, at its sole discretion, waive in writing the restrictions set forth herein.

Pursuant to the Agreement, the restrictions do not apply to (1) private transfer of Shares; (2) transfer of Shares to Mr. White’s family member such as his spouse, siblings, parents or children or others; (3) transfer to his estate, executor, administer or personal representative or beneficiaries pursuant to a devise or bequest or by laws of descent and distribution upon his death; (4) transfer as a gift or without consideration; (5) a bona fide pledge of Shares to a lender; and (6) any transaction in which all common stock holders participate or have the opportunity to participate pro rata, such as a merger, consolidation or binding share exchange involve the Company, etc.; provided that, in the case of any transfer pursuant to clauses (2), (4) and (5) set forth herein,  such Shares shall remain subject to the Agreement and , as a condition of the validity of such transfer, the transferee shall be requested to execute and deliver a counterpart of the Agreement.

In addition, the Company acknowledges in the Agreement that Mr. White is not an affiliate of the Company as defined in Rule 405 of the Securities Act in reliance on an opinion from Mr. White’s counsel. However, the Company reserves the right to request an opinion of Mr. White’s counsel concerning the “affiliate” status of Mr. White if it has a reasonable basis for requesting such an opinion based on an event resulting in a possible change in his affiliate status.

Item 9.01	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d)	Exhibits:

Exhibit No.	Description
10.1	Dribble Out Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: July 28, 2015	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President